Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2011, with respect to the financial statements of Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd. (a development stage company) included in the Amendment No. 4 of Registration Statement (Form S-l No. 333-170979) and related Prospectus of Sagent Holding Co. for the registration of shares of its common stock.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

April 1, 2011